EXHIBIT 10.14.09


                                 PROMISSORY NOTE

$22,500,000.00                                                  Atlanta, Georgia

                                                                  May 3, 2000


         FOR VALUE RECEIVED, ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank"), at its offices at 999 Peachtree St., N.E., Ninth Floor, Atlanta, GA 30309, Attn: Real Estate Portfolio Management, Mail Code 9068, or such other place as Bank shall designate in writing from time to time, the principal sum of Twenty-Two Million Five Hundred Thousand and no/100 Dollars ($22,500,000.00) (the "Loan"), or so much thereof as shall be advanced pursuant to the Construction Loan Agreement of even date between Borrower and Bank (the "Loan Agreement"), in United States Dollars, together with interest thereon as hereinafter provided.

1. INTEREST RATE. Interest shall be charged on the outstanding principal balance from the date hereof until the full amount of principal due hereunder has been paid at a rate equal to 1-month LIBOR plus one and one-half per cent (1.5%) per annum ("LIBOR-Based Rate"), as determined by Bank prior to the commencement of each Interest Period. Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year. The LIBOR-Based Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined.

         "LIBOR" means a rate per annum for U.S. dollar deposits for a 1-month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

         "Interest Period" means, initially, the period commencing on (and including) the date hereof and ending on (but excluding) the first Payment Date (as hereinafter defined), and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date, provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a New York business day shall be extended to the next succeeding New York business day, unless such extension would carry such Interest Period into the next month, in which event such Interest Period shall end on (but exclude) the preceding New York business day; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the Payment Date shall end on (but exclude) the last New York business day of such month, and (iii) any Interest Period that would otherwise extend past the Maturity Date shall end on (but exclude) the Maturity Date.

         "Conversion Date" means May 1, 2002.

2.       PAYMENT OF PRINCIPAL AND INTEREST.

         2.1. Construction Loan. Interest only on the outstanding principal balance at the LIBOR-Based Rate shall be due and payable monthly in arrears commencing on the first (1st) day of May, 2000 and continuing on the first (1st) day of each month (each, a "Payment Date") thereafter through and including the Conversion Date.

         2.2. Permanent Loan. After the Conversion Date, principal and interest shall be due and payable on the dates (each, a "Payment Date") set forth in the Repayment Schedule attached hereto and made a part hereof (the "Repayment Schedule") in consecutive monthly installments in an amount equal to the sum of
(i) all then accrued and unpaid interest at the LIBOR-Based Rate, plus (ii) a principal payment in the amount set forth in the Repayment Schedule.

         2.3. Maturity Date. The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on May 1, 2005 (the "Maturity Date" ).

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3.      APPLICATION OF PAYMENTS.  Except as otherwise  specified  herein,  each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Bank may elect from time to time in its sole discretion.

4. TENDER OF PAYMENT. All payments on this Note are payable on or before 2:00 p.m. on the due date thereof, at the office of Bank specified above and shall be credited on the date the funds become available lawful money of the United States. All sums payable to Bank which are due on a day on which Bank is not open for business shall be paid on the next succeeding business day and such extended time shall be included in the computation of interest.

5. LATE CHARGE. In the event that any installment of principal or interest required to be made by Borrower under this Note shall not be received by Bank on or before its due date, Borrower shall pay to Bank, on demand, a late charge of five percent (5%) of such delinquent payment. The foregoing right is in addition to, and not in limitation of, any other rights which Bank may have upon Borrower's failure to make timely payment of any amount due hereunder.

6. PREPAYMENT. The Loan may be prepaid, in whole or in part, at any time and from time to time; provided, however, that Borrower shall indemnify Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under the Note, or (b) any prepayment of the Loan on a date other than the last day of the Interest Period ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of the Loan in the London interbank market. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. The monthly principal installment shall not be reamortized following a partial prepayment. Nothing herein shall be deemed to alter or affect any obligations that Borrower may have to Bank under any interest rate swap agreements.

7.       SECURITY FOR THE NOTE.

         7.1. This Note is executed and delivered in accordance with a commercial transaction described herein. As security for the payment of the monies owing under this Note, Borrower has delivered or has caused to be delivered to Bank the following (each a "Loan Document" and collectively with this Note, and any other guaranty, document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the "Loan Documents"): a Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents (the "Mortgage") on certain real property and the improvements situated thereon in Fulton County, Georgia as more fully described in the Mortgage (the "Property").

         7.2. Borrower hereby grants to Bank a continuing security interest in all property of Borrower, now or hereafter in the possession of Bank, as security for the payment of this Note and any other liabilities of Borrower to Bank, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder.

8. DEFAULT RATE. From and after the Maturity Date or from and after the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Bank's option, bear interest at a default rate of four percent (4%) per annum above the interest rate then in effect as set forth herein (the "Default Rate"), or the highest permissible rate under applicable usury law, whichever is less. Such default rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Bank pursuant to any judgments entered in favor of Bank with respect to this Note.

9.       COVENANTS

         9.1. Required Hedge. Borrower shall hedge the Loan's floating interest expense for the full term of the Loan by maintaining an interest rate swap agreement with Bank or other counterparty acceptable to Bank in a notional amount equal to the then principal balance of the Loan and providing for a fixed rate satisfactory to Bank, and containing such other terms and conditions as shall be reasonably acceptable to Bank.

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10.      EVENTS OF DEFAULT.  Each of the following shall  constitute an event of default hereunder (an "Event of Default"): (a) if Borrower shall fail, refuse or neglect to pay, in full, any installment or portion of the indebtedness evidenced hereby within ten (10) days after mailing of notice to Borrower by Lender of such failure to pay after the same shall become due and payable, whether at the due date thereof stipulated herein, or at a date fixed for prepayment, or by acceleration or otherwise; provided, however, that if such installment or portion of the indebtedness evidenced hereby becomes due and payable as a result of Bank's accelerating the maturity of this Note, the ten
(10) day notice period for payment set forth in this Paragraph 10(a) shall not apply to the accelerated Maturity Date; (b) the occurrence of any Event of Default under the Loan Agreement, the Mortgage or any other Loan Document.

11. REMEDIES. If an Event of Default exists, Bank may exercise any right, power or remedy permitted by law or as set forth herein or in the Loan Agreement, the Mortgage or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Mortgage or any other Loan Document, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

12.      MISCELLANEOUS.

         12.1. Disclosure of Financial Information. Bank is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Bank and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Bank to Borrower. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

         12.2. Integration. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

         12.3. Attorneys' Fees and Expenses. If Bank retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Bank shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby. Whenever reference is made to the payment of "attorneys' fees", "reasonable attorney's fees" or words of similar import in this Note, the Mortgage, the Loan Agreement and the other Loan Documents, the same shall mean and refer to the payment of actual attorney's fees incurred based upon the attorney's normal hourly rate and the number of hours worked, and not the statutory attorney's fees defined in O.C.G.A. ss. 13-1-11.

         12.4. No Implied Waiver. Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Bank of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Bank and Borrower.

         12.5. Waiver. Borrower, jointly and severally, waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Bank with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower's liability hereunder. The liability of Borrower shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

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         12.6. No Usurious  Amounts.  Anything herein  contained to the contrary notwithstanding, Borrower does not agree and shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

         12.7. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

         12.8. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Bank, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Bank.

         12.9. Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         12.10. Sales or Participations. Bank may from time to time pledge, sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Bank may in its discretion give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Bank's or such holder's rights hereunder.

         12.11. Jurisdiction. In addition to other agent for service of process heretofore or hereafter designated by Borrower, Borrower irrevocably appoints its general partner as its attorney upon whom may be served, by regular or certified mail at the address of Borrower set forth in the Mortgage, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Georgia by service of process on any such partner; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and all collateral securing the obligations of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Bank based upon improper venue or inconvenient forum.

         12.12. Notices. All notices and communications under this Note shall be governed by the Mortgage.


         12.13. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Georgia without reference to conflict of laws principles.

         12.14. Joint and Several Liability. If Borrower consists of more than one person or entity, the word "Borrower" shall mean each of them and their liability shall be joint and several.

         12.15. Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason

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(including,  without  limitation,  a determination  that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Bank may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

         12.16. Time of the Essence. BORROWER AGREES THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS HEREUNDER.


         12.17. Homestead. Borrower hereby transfers, assigns and conveys to Lender a sufficient amount of homestead and exemption which Borrower or Borrower's family may have under or by virtue of the Constitution and laws of the United States and of any state. In case of bankruptcy, Borrower authorizes and directs the trustee to deliver to Lender a sufficient amount of property or money claims as exempt to pay this Note and Lender is appointed attorney-in-fact for Borrower to claim any and all homestead exemptions allowed by law.

         12.18. Loan for Business Purposes. This Note is given for business purposes and none of the proceeds of the Loan or this Note will be used for personal, family or household purposes.

         12.19. Waiver of Jury Trial. BORROWER AND BANK AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

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         IN WITNESS WHEREOF,  Borrower,  intending to be legally bound, has duly executed and delivered this Note [under seal] as of the day and year first above written.

                                          BORROWER

                                          ROBERTS PROPERTIES RESIDENTIAL, L.P.

                                          BY:ROBERTS REALTY INVESTORS, INC., its
                                             general partner


                                                   By: /s/ Charles S. Roberts
                                                       -------------------------
                                                      Its: ____________________



                                          [CORPORATE SEAL]

                                          Borrower's  Address:
                                          8010 Roswell Rd.
                                          Suite 120
                                          Atlanta, Georgia 30350

                                          Borrower's Telecopy Number:
                                          770-396-0706


                                          Borrower's Tax Identification Number:
                                          58-2122875


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